UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Graphic Packaging Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

for the

2019 Annual Meeting of Stockholders

on

May 22, 2019

March 28, 2019

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2019 Annual Meeting of Stockholders, to be held at our offices located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 22, 2019, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important, and I hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

Michael P. Doss

President and

Chief Executive Officer

Notice

of

Annual Meeting of Stockholders

of

Graphic Packaging Holding Company

Date:	May 22, 2019
Time:	10:00 a.m. local time
Place:	Graphic Packaging Holding Company 1500 Riveredge Parkway, Suite 100 Atlanta, Georgia 30328

The purposes of the Annual Meeting of Stockholders are to:

•	Elect three Class III Directors to serve until the 2022 Annual Meeting of Stockholders;

•	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;

•	Seek approval of the compensation paid to Graphic Packaging Holding Company’s named executive officers as set forth in this Proxy Statement; and

•	Transact any other business that may be properly brought before the Annual Meeting.

Only stockholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the 2019 Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Lauren S. Tashma

Executive Vice President, General Counsel

and Secretary

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

March 28, 2019

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

2019 Proxy Statement	Page TOC

Proxy Statement

for the

Annual Meeting of Stockholders

on

May 22, 2019

General Information

ANNUAL MEETING AND VOTING INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Graphic Packaging Holding Company, a Delaware corporation (the “Company”), of proxies to be voted at the 2019 Annual Meeting of Stockholders to be held at the Company’s offices, located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 22, 2019, at 10:00 a.m. local time (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card or notice of availability on the Internet will first be sent on or before March 28, 2019 to the Company’s stockholders of record as of the close of business on March 25, 2019 (the “Record Date”). References in this Proxy Statement to “Graphic Packaging,” “GPHC,” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 295,587,458 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

2019 Proxy Statement	Page 1

General Information

Voting over the Internet. Stockholders of record of the Company’s common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. In addition, most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

Voting by Telephone. Stockholders of record of the Company’s common stock may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most of the Company’s stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

Voting by Mail. Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their bank or brokerage firm and mailing it in the accompanying pre-addressed envelope.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees, “FOR” the approval of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, and “FOR” the proposal to approve the compensation paid to the Company’s named executive officers. The proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any nominee for election as Director is unable or declines to serve as a Director, discretionary authority may be exercised by the proxyholders to vote for a substitute proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Banks and brokerage firms are allowed to exercise discretionary voting authority for beneficial owners who have not provided voting instructions only with respect to Proposal 2 set forth in this Proxy Statement and not with respect to any other proposal to be voted on at the Annual Meeting.

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or in the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of share equivalents held in your account as of the Record Date to the trustee of the 401(k) Plans. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions if received by 12:00 midnight on May 19, 2019. If you do not send instructions, the trustee will not vote the number of share equivalents credited to your account.

You may also revoke voting instructions previously given to the trustee by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee no later than 12:00 midnight on May 19, 2019. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

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General Information

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. However, under the Company’s Corporate Governance Guidelines, a nominee for director who receives a greater number of votes “withheld” than “for” is expected to tender his or her resignation to the Board promptly following certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it. The Board will act on such resignation within 90 days following the certification of election results. A Director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision regarding whether to accept such resignation. Approval of Proposals 2 and 3 requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting. An abstention with respect to these matters will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending an instrument revoking the proxy or a proxy bearing a later date to the Company’s Corporate Secretary. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2018 Annual Report to Stockholders and 2018 Annual Report on Form 10-K are available on the Company’s website at www.graphicpkg.com in the Investors section.

ANNUAL REPORT

The Company’s 2018 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for GPHC is included in the Annual Report and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, if specifically requested.

2019 Proxy Statement	Page 3

Corporate Governance Matters

INFORMATION REGARDING THE BOARD OF DIRECTORS

Members, Standing Committees and Meetings of the Board of Directors

The table below shows the current members and chairs of the Board of Directors and each standing committee of the Board, the independence status of each Board member, the Audit Committee Financial Expert status of the members of the Audit Committee and the number of Board and committee meetings held during 2018.

Director	Board of Directors	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee
Laurie Brlas	●		●	●
David D. Campbell	●		●	●
Paul D. Carrico*	●	●		●
Michael P. Doss#	●
Robert A. Hagemann*	●	●	C
Philip R. Martens	C			C
Dean A. Scarborough*	●	●	●
Larry M. Venturelli*	●	●	●
Lynn A. Wentworth*	●	C		●
Number of Meetings	8	7	6	6

● Member                C Chair                #  Non Independent                * Financial Expert

During 2018, Mr. G. Andrea Botta and Mr. Peter Kelly also served on the Board of Directors. Mr. Botta resigned on February 21, 2018 and Mr. Kelly resigned on August 6, 2018. Mr. Botta served as the Chair of the Compensation and Benefits Committee (renamed the “Compensation and Management Development Committee on May 22, 2018) and as a member of the Nominating and Corporate Governance Committee until his resignation and Mr. Kelly served as a member of the Audit Committee and the Compensation and Management and Development Committee until his resignation. Mr. Scarborough joined the Board on July 27, 2018 and Ms. Brlas joined the Board on January 11, 2019.

Q.        How does Graphic Packaging determine which Directors are independent?

A.        For purposes of this Proxy Statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations adopted thereunder by the Securities and Exchange Commission (the “SEC”), the corporate governance listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the corporate governance listing standards of the NYSE, the Company will also apply the following standards in determining whether a Director is independent:

•

A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more

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Corporate Governance Matters

than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer or compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•

A Director who is a partner or employee of a firm that is the Company’s internal or external auditor or whose immediate family member is a partner of such a firm or is a current employee of such a firm and personally works on the Company’s audit may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers at the same time serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the Board of Directors determined that all of the Company’s Directors who served in 2018 were independent, except Mr. Doss. Mr. Doss is not considered independent because he serves as an executive officer of the Company. The Board of Directors has also determined that Ms. Brlas, who joined the Board in early 2019, is independent.

Q.        What is the leadership structure of the Board of Directors?

A.        Pursuant to the Company’s By-Laws, the Chairman of the Board of Directors is elected from time to time by the members of the Board of Directors. The By-Laws do not require, and the Board of Directors does not have a specific policy with respect to, the separation of the roles of the Chairman of the Board and the Chief Executive Officer. The By-Laws provide that the Chairman of the Board shall preside over each meeting of the stockholders of the Company and the Board of Directors and may have other duties and powers as conferred upon the Chairman by the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, if the Chairman of the Board is the Chief Executive Officer, the independent directors are required to elect one independent director to serve as Lead Director. The Lead Director is responsible for, among other duties, assisting the Chairman in providing Board leadership and presiding over the regular executive sessions of the Board at which non-management Directors meet without management participation.

Mr. Philip A. Martens was elected by the Board to serve as Chairman on May 25, 2016 and has served as Chairman since that time. The Board believes that having an independent Board member serve as Chairman currently is in the best interests of stockholders. The Board believes that separating the roles of the Chairman and CEO is beneficial in part because it provides additional resources for managing the Board’s functions, as well as experienced, independent oversight of management. In general, our Chairman of the Board will work with our CEO and other Board members to determine the Board’s strategic priorities, while the CEO will be responsible for communicating the Board’s guidance to management and implementing the Company’s key strategic initiatives.

Q.        What is the Board of Directors’ Role in Risk Oversight?

A.        As set forth in the Company’s Corporate Governance Guidelines, the Board is responsible for reviewing, approving and monitoring business strategies and financial performance, and ensuring processes are in place for maintaining the integrity of the Company in financial reporting, legal and ethical compliance matters, and in relationships with customers, suppliers, employees, the community and stockholders. The Board fulfills these responsibilities through a number of different practices, including the approval of each annual operating plan and long-term strategic plan, the review of actual results against such plans at each regular Board meeting, and specific review and approval of significant corporate actions such as acquisitions and divestitures, plant rationalizations and major projects involving significant capital spending. In addition, the Board oversees areas of particular risk through its Audit Committee and its Compensation and Management Development Committee, each of which provides a report to the full Board of Directors at each regular Board meeting.

Pursuant to its Charter, the Audit Committee of the Board of Directors has oversight responsibility for the quality and integrity of the Company’s financial statements, the performance of the Company’s internal audit function and the

2019 Proxy Statement	Page 5

Corporate Governance Matters

Company’s compliance with legal and regulatory requirements. To fulfill these responsibilities, the Audit Committee routinely discusses and evaluates (i) audit findings and issues with the Company’s Chief Financial Officer and independent auditors, (ii) internal controls, processes and issues with the Company’s Vice President of Internal Audit and Chief Audit Executive (who reports directly to the Chairman of the Audit Committee and the Chief Financial Officer), and (iii) legal and regulatory compliance issues with the Company’s Executive Vice President, General Counsel and Secretary. The Committee also periodically reviews and evaluates the Company’s policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to these activities, the Audit Committee reviews each of the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q and has the opportunity to discuss such reports with management of the Company and the Company’s independent auditors prior to the filing of such reports with the SEC.

The Compensation and Management Development Committee of the Board of Directors has oversight responsibility for any risks inherent in the structure of the Company’s compensation programs for its employees. Pursuant to its Charter, the Compensation and Management Development Committee reviews and approves the Company’s general compensation philosophy, incentive and equity compensation plans, health and welfare plan offerings and retirement and savings plans for all employees. In addition, the Compensation and Management Development Committee reviews and approves all compensation arrangements and awards relating to the Company’s executive officers, with all compensation arrangements of the President and CEO of the Company being reviewed and approved for recommendation to the full Board of Directors for final approval. Through its review of these programs and arrangements, the Compensation and Management Development Committee and the Board has visibility into and exercises oversight over the financial and other risks, such as retention of key management and ability to recruit necessary talent, affected by the Company’s compensation and benefits programs.

Q.        Did any of the Company’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

A.        All of the Company’s then serving Directors attended at least 75% of the meetings of the Board and their assigned committees during 2018.

Q.        What is the Company’s policy on Director attendance at annual meetings of stockholders?

A.        Directors are expected to attend each annual meeting of stockholders, but are not required to do so. All of the Company’s then serving Directors attended the 2018 annual meeting of stockholders.

Q.        Do the non-management Directors meet during the year in executive session?

A.        Yes, the non-management Directors met separately at regularly scheduled executive sessions during 2018 without any member of management being present. Mr. Martens, as Chairman, acted as the presiding Director at each executive session held by the Board.

Q.        Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

A.        Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the Chairman of the Board or the non-management Directors as a group by sending correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia, Attention: Chairman of the Board.

Q.        What does the Audit Committee do?

A.        The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

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•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

•	the performance of the internal audit function; and

•	the review and approval or ratification (if appropriate) of transactions with related parties.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Q.        Why did the Compensation and Benefits Committee change its name?

A.        The Compensation and Benefits Committee changed its name to the Compensation and Management Development Committee to highlight the Committee’s increased focus on the talent management portion of its responsibilities.

Q.        What does the Compensation and Management Development Committee do?

A.                  •     Review and approve all compensation programs in which the CEO and the other executive officers participate;

•	review and approve all equity compensation plans;

•	evaluate the alignment between compensation philosophy, plan design and achievement of short and long-term results;

•	review the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that they do not encourage unnecessary or excessive risk taking;

•	direct the annual process for evaluating the CEO’s performance and compensation;

•	annually review and approve all compensation arrangements of the executive officers;

•	evaluate and approve any awards of restricted stock units or other types of equity compensation;

•	review the Company’s retirement and savings plans from time to time;

•	annually review compliance with the executive stock ownership requirements and clawback policy; and

•	annually review the Company’s integrated talent management processes and facilitate the Board’s review of CEO succession planning.

Q.        Did the Compensation and Management Development Committee engage a compensation consultant to assist it in making recommendations to the Board of Directors regarding the amount or form of compensation paid to non-employee directors or executive officers?

A.        Yes, the Compensation and Management Development Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation advisor to the Compensation and Management Development Committee. Representatives from Meridian attended Compensation and Management Development Committee meetings and advised the Compensation and Management Development Committee on compensation trends, best practices and regulatory compliance issues, in addition to providing executive compensation benchmarking analysis. While representatives from Meridian work with members of management to collect information and prepare materials for the Compensation and Management Development Committee, such representatives report directly to the Compensation and Management Development Committee and the decision to retain Meridian is made solely by the Compensation and Management Development Committee. Fees paid to Meridian for executive compensation advisory services in 2018 totaled approximately $148,800.

Q.        Did Meridian Compensation Partners, LLC provide any services other than executive compensation advisory services in 2018?

A.        No, Meridian was hired solely to assist the Compensation and Management Development Committee in its review of executive compensation practices, including regulatory compliance issues.

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Corporate Governance Matters

Q.        Does the Company have compensation policies and practices that create risks that are reasonably likely to have a material adverse effect on the Company?

A.        No, the Company does not believe its compensation policies and practices for its employees create risks that are reasonably likely to have a material adverse effect on the Company. The Company uses performance measures in its short-term and long-term incentive programs that encourage employees to focus on achieving Company-wide profitability and strategic goals. In addition, the design and payout of the Company’s incentive programs are subject to the review and approval of the Compensation and Management Development Committee and, with respect to the President and CEO, the full Board of Directors.

Q.        What does the Nominating and Corporate Governance Committee do?

A.        The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board, recommending new members to the Board, providing orientation and training for new directors, developing and recommending a set of corporate governance principles to the Board, and overseeing the evaluations of the Board and its committees and management.

INFORMATION REGARDING CORPORATE GOVERNANCE

Q.        Does Graphic Packaging have Corporate Governance Guidelines?

A.        The Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, evaluation of the President and CEO’s performance and senior management succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company’s website at www.graphicpkg.com in the Investors section.

CORPORATE GOVERNANCE HIGHLIGHTS

➤ Currently separate Chairman of the Board and CEO structure

➤ No Directors may serve on more than four other Boards of Directors

➤ Directors nominees who receive a majority of withhold votes are required to resign, subject to acceptance of such resignation by the Board

➤ Board mandatory retirement age of 72

➤ Regular executive session of non-management Directors

➤ Directors are subject to stock ownership guidelines

➤ Annual Board and Committee evaluation process to ensure the Board is functioning effectively

➤ Annual review and approval of long-term strategic plan and annual operating plans

➤ Initial orientation program for new Directors and on-going education for Directors through site visits, meetings with management and other special programs

➤ Formal annual evaluation of the President and CEO and annual report on management development

➤ Annual stockholder vote on “Say on Pay”

➤ No stockholder rights plan or “poison pill”

Q.        Does Graphic Packaging have a code of conduct and ethics, and, if so, where can I find a copy?

A.        Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.graphicpkg.com in the Investors section.

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Q.        Does Graphic Packaging have a policy governing related-party transactions, and, if so, where can I find a copy?

A.        Yes, the Board has delegated authority to the Audit Committee to review and approve related-party transactions. The Audit Committee has adopted a Policy Regarding Related Party Transactions that is available on the Company’s website at www.graphicpkg.com in the Investors section.

Q.        Have the Board’s standing committees adopted charters and, if so, where can I find copies?

A.        Yes, the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company’s website at www.graphicpkg.com in the Investors section.

Q.        How can I obtain printed copies of the information described above?

A.        The Company will provide printed copies of the charters of the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding Related Party Transactions, the Code of Business Conduct and Ethics and Corporate Governance Guidelines to any person without charge upon request.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of Graphic Packaging Corporation (the publicly-traded predecessor to the Company, “GPC”) delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Party’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee. You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com in the Investors section under Corporate Governance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Botta, Campbell, Hagemann, Kelly, Martens and Venturelli served as members of the Compensation and Management Development Committee during 2018. None of these members is or has ever been an officer or employee of the Company. No member had any relationship requiring disclosure as a compensation committee interlock during 2018.

2019 Proxy Statement	Page 9

Proposal 1 — Election of Directors

The Company’s Board of Directors currently has nine members divided into three classes, with one class being elected each year for a three-year term. The three nominees standing for election as Class III Directors are: Ms. Brlas and Messrs. Campbell and Hagemann.

If elected, each Class III nominee will serve three consecutive years with the term expiring in 2022, and until a successor is elected and qualified. The election of the Director nominees is by plurality vote, which means that the three nominees receiving the highest number of affirmative votes will be elected. If at the time of the Annual Meeting, any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Set forth below is certain information regarding the Director nominees and each of the incumbent Directors whose term will continue after the Annual Meeting, including the particular experience, qualifications and skills that led the Board to conclude that the Director nominee or incumbent Director is qualified to serve as a Director of the Company. There are no family relationships among any Directors or executive officers of the Company.

INFORMATION CONCERNING THE NOMINEES

Class III Directors — Term to Expire in 2022

Laurie Brlas Retired Executive Vice President and Chief Financial Officer, Newmont Mining Corporation

Biographical Information:

Laurie Brlas, 61, joined the Company’s Board on January 11, 2019. In December 2016, Ms. Brlas retired from Newmont Mining Corporation (“Newmont”), a mining industry leader in value creation and sustainability. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006 and from 1995 through 2000, Ms. Brlas held various positions of increasing responsibility with Office Max, Inc. Most recently Ms. Brlas served as Senior Vice President and Corporate Controller. Ms. Brlas currently serves on the Board of Directors of Albemarle Corporation, a specialty chemical company, Exelon Corporation, a Fortune 100 power company and Perrigo Company PLC, a global healthcare company.

Qualifications:

The Board concluded that Ms. Brlas is qualified to serve as a Director of the Company because of her previous executive leadership roles at several large public companies, including serving as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, a $7.3 billion mining company, as well as her extensive board and corporate governance experience on a number of public boards of directors.

Page 10	2019 Proxy Statement

Proposal 1 — Election of Directors

David D. Campbell Retired Chairman and Chief Executive Officer, ACCO Brands Corporation

Biographical Information:

David D. Campbell, 69, joined the Company’s Board on February 17, 2012. Mr. Campbell is the retired Chairman and Chief Executive Officer of ACCO Brands Corporation, a manufacturer of office and computer accessories, a position he held from 2005 through 2008. Prior to 2005 when ACCO Brands Corporation was spun off from Fortune Brands, Inc., Mr. Campbell served in senior management positions in several other divisions of Fortune Brands, Inc., including serving as the President and Chief Executive Officer, Office Products Group, ACCO World, Inc. from 2000 through 2005; the President and Chief Executive Officer, Hardware Group, Master Lock Corporation from 1997 to 2000; the Senior Vice President, North America, Office Products Group from 1993 through 1997; and the President, ACCO Canada from 1989 through 1993. Mr. Campbell currently serves on the Board of Directors of Little Rapids Corporation.

Qualifications:

The Board concluded that Mr. Campbell is qualified to serve as a Director of the Company because he has over 20 years of executive management experience, including management and operational experience at several manufacturing companies. He also has significant transactional experience, including mergers, acquisitions and dispositions of businesses.

Robert A. Hagemann Retired Senior Vice President and Chief Financial Officer, Quest Diagnostics Incorporated

Biographical Information:

Robert A. Hagemann, 62, joined the Company’s Board on May 21, 2014. Mr. Hagemann, who is currently retired, was most recently Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated (“Quest”) from May 2003 to July 2013. Prior to that, Mr. Hagemann served as Vice President and Chief Financial Officer of Quest from August 1998. Mr. Hagemann joined a predecessor company, Corning Life Sciences, Inc. (“Corning”), a subsidiary of Quest’s former parent, Corning Incorporated, in 1992, and held a variety of senior financial positions before being named Vice President and Corporate Controller of Quest in 1996. Prior to joining Corning, Mr. Hagemann was employed by Prime Hospitality, Inc. and Crompton & Knowles, Inc. in senior financial positions. He was also previously employed by Arthur Young & Co., a predecessor company to Ernst & Young. Mr. Hagemann serves on the Board of Directors of Zimmer Biomet Holdings, Inc. and Ryder System, Inc.

Qualifications:

The Board concluded that Mr. Hagemann is qualified to serve as a Director of the Company because of his 15 years of experience as the Chief Financial Officer of Quest, as well as his experience as a board member of both Zimmer Biomet Holdings, Inc. and Ryder System, Inc. Mr. Hageman serves as Chairman of the Audit Committee and a member of the Research, Innovation and Technology Committee for Zimmer Biomet Holdings, Inc. In addition, Mr. Hagemann serves as Chairman of the Audit Committee and is a member of the Finance Committee for Ryder System, Inc. Mr. Hagemann also has extensive acquisition experience, having completed and integrated numerous acquisitions over the course of his career.

2019 Proxy Statement	Page 11

Proposal 1 — Election of Directors

INFORMATION CONCERNING CONTINUING DIRECTORS

Class I Directors — Term to Expire in 2020

Michael P. Doss President and Chief Executive Officer, Graphic Packaging Holding Company

Biographical Information:

Michael P. Doss, 52, is the President and Chief Executive Officer of the Company. Prior to January 1, 2016, Mr. Doss held the position of President and Chief Operating Officer from May 20, 2015 through December 31, 2015 and Chief Operating Officer from January 1, 2014 until May 19, 2015. Prior to these positions, he served as the Executive Vice President, Commercial Operations of the Company and as the Senior Vice President, Consumer Packaging Division. Prior to March 2008, he served as Senior Vice President, Consumer Products Packaging of Graphic Packaging Corporation since September 2006. From July 2000 until September 2006, he was the Vice President of Operations, Universal Packaging Division. Mr. Doss was Director of Web Systems for the Universal Packaging Division prior to his promotion to Vice President of Operations. Since joining Graphic Packaging International Corporation in 1990, Mr. Doss has held positions of increasing management responsibility, including Plant Manager at the Gordonsville, TN and Wausau, WI plants. Mr. Doss serves on the Board of Directors for the American Forest & Paper Association, the Sustainable Forest Initiative, the Paper Recycling Coalition, the Atlanta Area Council of the Boy Scouts of America and the Paper & Packaging Check-off Board. He is also active in the Metro Atlanta Chamber of Commerce.

Qualifications:

The Board concluded that Mr. Doss is qualified to serve as a Director of the Company because of his detailed knowledge of the Company and its business, having served in various senior management and operational roles with the Company or its predecessors since 1990. Mr. Doss also has financial management training, as he received a Master of Business Administration degree in Finance from Western Michigan University and has had supervisory responsibility for the Chief Financial Officer since becoming the President and Chief Executive Officer of Graphic Packaging Holding Company in January 2016.

Dean A. Scarborough Retired Chief Executive Officer, Avery Dennison Corporation

Biographical Information:

Dean A. Scarborough, 63, joined the Company’s Board on July 27, 2018. In May 2016, Mr. Scarborough retired as Chief Executive Officer of Avery Dennison Corporation (“Avery”), a leader in packaging and labeling solutions with $6 billion in annual sales. Mr. Scarborough joined Avery in 1983 and served in a series of positions of increasing responsibility. In 1990, he was promoted to Vice President and General Manager of Label and Packaging Materials’ North American division. Five years later, he moved to the Netherlands and led Label and Packaging Materials Europe. Returning to the U.S. in 1997, he was appointed group Vice President, Label and Packaging Materials North America and Labels and Packaging Materials Europe. Two years later, he was promoted to group Vice President, Label and Packaging Materials Worldwide. In 2000, he was elected President and Chief Operating Officer. From 2005 until his retirement in 2016, Mr. Scarborough served as President and Chief Executive Officer and as Chairman of the Board from 2010 to 2016. He remains Chairman of the Board for Avery and is Chairman of the Board of Trustees for Hiram College.

Qualifications:

The Board concluded that Mr. Scarborough is qualified to serve as a Director of the Company because he recently completed more than 11 years of service as the Chief Executive Officer of Avery Dennison Corporation, a publicly-traded packaging and labeling solutions company with approximately $6 billion in annual sales, and also currently serves as the Chairman of the Board of Directors of such Company. In addition, Mr. Scarborough served for over ten years on the board of Directors of Mattel, Inc., the world’s largest toy brand. He brings extensive experience in building brand and stockholder value to the Company.

Page 12	2019 Proxy Statement

Proposal 1 — Election of Directors

Larry M. Venturelli Former Executive Vice President and Chief Financial Officer, Whirlpool Corporation

Biographical Information:

Larry M. Venturelli, 58, joined the Company’s Board on May 25, 2016. Mr. Venturelli is the former Executive Vice President and Chief Financial Officer of Whirlpool Corporation, the world’s leading global manufacturer of home appliances and he served in this capacity from January 2012 to August 2016, retiring from the company in February 2017. He joined Whirlpool as Assistant Corporate Controller in 2002. He held a number of positions of increasing leadership accountability in the Investor Relations and Global Finance organizations, serving as Senior Vice President, Corporate Controller, Chief Accounting Officer and Chief Financial Officer for Whirlpool International. Prior to joining Whirlpool, Mr. Venturelli held various financial positions at Royal Caribbean Cruises, Campbell Soup Company and Quaker Oats.

Qualifications:

The Board concluded that Mr. Venturelli is qualified to serve as a Director of the Company because he has over 30 years of corporate finance experience, including approximately five years of experience as the Chief Financial Officer and four years of experience as the Corporate Controller of Whirlpool Corporation, a U.S. manufacturing company with revenues exceeding $20 billion. In addition, Mr. Venturelli has 16 years of experience working for U.S. food products companies and has served as the head of Investor Relations

Class II Directors — Term to Expire in 2021

Paul D. Carrico Retired President and Chief Executive Officer, Axiall Corporation

Biographical Information:

Paul D. Carrico, 68, joined the Company’s Board on September 18, 2014. In 2015, Mr. Carrico retired as President and Chief Executive Officer of Axiall Corporation (“Axiall”), a manufacturer and international marketer of chemicals and vinyl-based building products. Mr. Carrico joined a predecessor company of Axiall, Georgia Gulf Corporation, in 1999, and held a variety of positions before being named President and Chief Executive Officer of Georgia Gulf Corporation in 2008. Prior to joining Georgia Gulf Corporation, Mr. Carrico was employed by Condea Vista, Conoco Chemicals Company and American Air Filters in various management, manufacturing and engineering positions, respectively.

Qualifications:

The Board concluded that Mr. Carrico is qualified to serve as a Director of the Company because of his experience as a director and the Chief Executive Officer of a global manufacturing company similar in size to Graphic Packaging Holding Company. In addition, he has significant financial restructuring and international marketing experience.

2019 Proxy Statement	Page 13

Proposal 1 — Election of Directors

Philip R. Martens Former President and Chief Executive Officer, Novelis Inc.

Biographical Information:

Philip R. Martens, 58, was appointed Chairman of the Company’s Board of Directors on May 25, 2016. He joined the Company’s Board on November 21, 2013. Mr. Martens is the former President and Chief Executive Officer of Novelis Inc., a rolled aluminum manufacturing company and he served in this capacity from 2009 to 2015. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. Prior to that, Mr. Martens served as President and Chief Operations Officer of Plastech Engineered Products. From 1987 to 2005, he held various engineering and leadership positions at Ford Motor Company, most recently serving as group Vice President of product creation. Mr. Martens currently serves on the Board of Directors for Trinseo Corporation. In addition, Mr. Martens is a member of the Board of Directors for Make-A-Wish Georgia.

Qualifications:

The Board concluded that Mr. Martens is qualified to serve as a Director of the Company because he has over 25 years of senior management experience, including serving as Chief Executive Officer of two public manufacturing companies, including a company which is significantly larger than Graphic Packaging Holding Company. Mr. Martens also has extensive experience in international operations and business in Europe, South America and Asia where the Company currently has operations.

Lynn A. Wentworth Former Senior Vice President, Chief Financial Officer and Treasurer, BlueLinx Holdings Inc.

Biographical Information:

Lynn A. Wentworth, 60, joined the Company’s Board on November 18, 2009. Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings, Inc., a building products distributor, where she served from January 2007 until February 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group and held various other positions there from 1985 until 2007. She is a certified public accountant. She is on the Board of Directors for Cincinnati Bell, Inc. where she serves as the incoming Chairman of the Board. Ms. Wentworth was also appointed to the Board of Directors for CryusOne, Inc. in May 2014, where she serves as chair of the Audit and Finance Committee and as a member of the Transaction Committee and Compensation Committee.

Qualifications:

The Board concluded that Ms. Wentworth is qualified to serve as a Director of the Company because she has over 30 years of public accounting and corporate finance experience, including her service as the Chief Financial Officer of BlueLinx Holdings, Inc., a public company, and the Communications Group of Bellsouth Corporation.

CRITERIA FOR POTENTIAL DIRECTORS

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals with significant and relevant business experience who demonstrate:

•	the highest personal and professional integrity;

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee does not have a specific diversity policy used in identifying nominees for director. As described above, however, the Nominating and Corporate Governance Committee regularly assesses the skills, background and expertise of the members of the Board and identifies the Company’s needs. As part of this process, the Nominating and Corporate Governance Committee strives to select nominees with relevant business

Page 14	2019 Proxy Statement

Proposal 1 — Election of Directors

experience, the personal characteristics described above and a wide variety of skills and viewpoints. The Nominating and Corporate Governance Committee also recognizes the importance of selecting directors from a range of backgrounds and professions to provide the Board a wealth of experiences and perspectives to inform its decisions and enhance its cognitive diversity. Consistent with this philosophy, the Nominating and Corporate Governance Committee evaluates the ability of a potential director to contribute to the Board by leveraging a broad range of experiences, as well as the potential director’s ethnic, gender, generational and racial diversity.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors, as well as those identified by a third-party search firm retained to assist in identifying candidates. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by Directors or a search firm as it does for stockholder-recommended nominees.

COMPENSATION OF DIRECTORS

Annually the Company benchmarks the amount and type of compensation paid to its non-management Directors against that paid by other companies in the Industry Specific Peer Group used for comparing executive officer compensation (as described in “Compensation Discussion and Analysis—Peer Group and Market Data”), as well as against a large published survey of non-employee director compensation across a wide range of industries and company sizes. The goal is to set non-management Director compensation at roughly the mid-point of compensation paid by companies of similar size in similar industries. The Nominating and Corporate Governance Committee reviews the benchmarking materials and approves and recommends all non-management Director compensation changes for approval by the full Board of Directors.

The following table sets forth information regarding the compensation of the non-employee Directors of the Company in 2018.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Total ($)
G. Andrea Botta(2)	15,247	0	15,247

David D. Campbell	90,000	110,000	200,000

Paul D. Carrico	90,000	110,000	200,000

Robert A. Hagemann	102,524	110,000	212,524

Peter Kelly(3)	54,123	110,000	164,123

Philip R. Martens	240,000	110,000	350,000

Dean A. Scarborough(4)	38,774	0	38,774

Larry M. Venturelli	90,000	110,000	200,000

Lynn A. Wentworth	110,000	110,000	220,000

(1)

The dollar value of fees earned or paid in cash does not include a $10.46 cash payment in lieu of a fractional share. The dollar value of stock awards is equal to the aggregate fair value of stock awards as of the date of grant, plus the $10.46 cash payment in lieu of a fractional share.

(2)	Mr. Botta resigned from the Board of Directors on February 21, 2018.

(3)	Mr. Kelly resigned from the Board of Directors on August 6, 2018.

(4)	Mr. Scarborough joined the Board of Directors on July 27, 2018.

During 2018, each non-employee Director of the Company was eligible to receive an annual cash retainer fee of $90,000 payable in quarterly installments. Each of the Audit Committee and the Compensation and Management

2019 Proxy Statement	Page 15

Proposal 1 — Election of Directors

Development Committee Chairs are eligible to receive a further retainer fee of $20,000 and $15,000, respectively, and the Chairman of the Board and Nominating and Corporate Governance Committee Chairman was eligible to receive a further retainer of $150,000, all payable in quarterly installments. In addition to the cash retainers, each non-employee Director (except for Mr. Botta who resigned effective February 21, 2018 and Mr. Scarborough who joined the Board of Directors effective July 27, 2018) received an annual grant of shares of the Company’s common stock with a value of approximately $110,000 on the date of grant. The Company no longer pays Board or committee meeting fees, but continues to reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

BOARD RECOMMENDATION

The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the three nominees for Director.

Page 16	2019 Proxy Statement

Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of five members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures regarding the auditors’ independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Lynn A. Wentworth (Chair)

Paul D. Carrico

Robert A. Hagemann

Dean A. Scarborough

Larry M. Venturelli

AUDIT FEES

Aggregate fees billed to us for the fiscal years ended December 31, 2018 and December 31, 2017 by our independent auditors, Ernst & Young LLP, are as follows:

	Year Ended December 31,
	2018	2017
	(in millions)
Audit Fees	$5.0	$3.7
Audit-Related Fees	.1	.3
Tax Fees	–	.1
All Other Fees	–	–

Total	$5.1	$4.1

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2018 and December 31, 2017, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during 2018 and 2017, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

2019 Proxy Statement	Page 17

Audit Matters

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent auditors as well as the fees charged for such services. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the firm’s independence. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2018 and 2017, all of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Page 18	2019 Proxy Statement

Proposal 2 — Ratification of the

Appointment of Independent Registered

Public Accounting Firm

The Audit Committee of the Board of Directors has evaluated the qualifications, performance and independence of Ernst & Young LLP and has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Ernst & Young has served as the Company’s registered public accounting firm continuously since 2008. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent external audit firm. Further, in connection with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the new lead engagement partner. Although the Company is not required to submit the appointment of its independent registered public accounting firm to the stockholders for ratification, the Board of Directors believes that it is important to do so as a matter of good corporate governance. This proposal asks you to ratify this selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

Pursuant to its charter, the Audit Committee has sole and direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company. The Audit Committee will consider the results of the stockholder vote on ratification, but will exercise its judgment, consistent with its responsibilities under its charter, with respect to the appointment and retention of the Company’s independent registered public accounting firm. Additionally, the engagement of Ernst & Young LLP will be subject to the Audit Committee and Ernst & Young LLP reaching agreement on satisfactory terms of the engagement.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

2019 Proxy Statement	Page 19

Compensation Matters

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The members of GPHC’s Compensation and Management Development Committee listed below reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation and Management Development

Committee

Robert A. Hagemann, Chairman

Laurie Brlas

David D. Campbell

Dean A. Scarborough

Larry M. Venturelli

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the Company’s compensation principles, policies and practices, as well as the specific factors considered by the Compensation and Management Development Committee (referred to in this CD&A as the “Committee”) in making compensation decisions. This CD&A focuses on the compensation of our Named Executive Officers (referred to herein as our “Executives”), who are set forth below and included in the Summary Compensation Table and other tables in this Proxy Statement:

Name	Position with Company at December 31, 2018
Michael P. Doss	President and Chief Executive Officer
Stephen R. Scherger	Executive Vice President and Chief Financial Officer
Carla J. Chaney	Executive Vice President, Human Resources
Alan R. Nichols	Retired Executive Vice President, Mills Division
Lauren S. Tashma	Executive Vice President, General Counsel and Secretary
Joseph P. Yost	Executive Vice President and President, Americas

Executive Summary

Our compensation programs reflect our commitment to pay for performance and align the interests of our key employees with those of our stockholders. Executive compensation plans are designed to support the Company’s annual financial goals and promote stockholder value creation over the long term. In addition, they are intended to attract, retain, motivate and reward those responsible for leading our business. A significant portion of the compensation packages of our Executives is intended to be at-risk pay for performance earned based on specific financial and operational achievements. During 2018, the Company was successful in:

•

increasing Net Sales and Adjusted EBITDA[1] by 36.8% and 36.3%, respectively, through strategic acquisitions, improved volumes and mix and successfully offsetting input cost inflation through the implementation of price increases and performance improvements;

•

completing the successful integration of the transformative combination with International Paper Company’s North America Consumer Packaging business, establishing the Company as a leader in the growing foodservice market and positioning the Company for future growth;

•	completing two smaller strategic acquisitions, which expanded the Company’s position in higher growth markets;

1 A reconciliation of Adjusted EBITDA to Net Income is attached to the Company’s earnings release for the fourth quarter and full year ended December 31, 2018 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2019.

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Compensation Matters

•

opening a new 1.3 million square foot, state of the art converting and distribution facility strategically located in Monroe, Louisiana, which provides the Company with one of the most productive and flexible converting facilities in the world;

•	returning $212 million of cash to stockholders through a combination of share repurchases and quarterly cash dividends;

•	reducing leverage, thereby providing the Company with increased financial flexibility in deploying capital to drive stockholder value;

•	achieving industry leading safety performance; and

•	issuing our first Sustainability and Social Responsibility Report, demonstrating the Company’s commitment to advance its sustainability and social responsibility initiatives.

Throughout 2018, our compensation program performed as designed, allowing the Company to attract new talent, retain important members of management and reward key members of management appropriately for performance. As demonstrated below, the aggregate total compensation of our five most highly paid executives for each of the past five years (as set forth in the Summary Compensation Table each year, but excluding changes in pension value and above-market non-qualified deferred compensation earnings, “Top Five Compensation”) is generally aligned with the performance and value of the Company as reflected in the price of its common stock at year end. Aggregate total compensation of our five most-highly paid executives also reflects the retirement of David W. Scheible as President and CEO and Mr. Doss’ promotion into that role as of January 1, 2016, which reduced aggregate compensation of our top five executives significantly in 2016 and 2017. The drop in stock price in 2018 reflects a period of intense stock market volatility at 2018 year end.

Top Five Compensation* v. Stock Price Performance

*

For comparability purposes, Mr. David W. Scheible’s compensation is not included in the Top Five Compensation for 2016 and Mr. Alan R. Nichols’ compensation is not included in the Top Five Compensation for 2018 in this chart because each appears as the sixth officer in the Summary Compensation Table for that year in the Company’s Proxy Statement for the 2017 and 2019 Annual Meeting of Stockholders, respectively.

2019 Proxy Statement	Page 21

Compensation Matters

Guiding Principles and Policies

The Committee’s objective is to set each of the primary components of the Company’s executive compensation program, (base salary, short-term cash incentive and long-term equity-based incentives), at a market-competitive rate, which is determined by reference to the 50th percentile of the relevant peer group, resulting in each Executive’s total compensation opportunity being set at approximately the 50th percentile of the relevant peer group’s total pay for executives with similar positions and responsibilities. The Committee does not employ a mechanical process based on external compensation data, however, as other considerations such as time in position, tenure, position and succession with the Company are considered. As data for the relevant peer group fluctuates or the peer group members are updated to reflect changes in the market, the Committee may make adjustments in one or more components of compensation to more closely align with market. The Committee and, with respect to the President and CEO, the Board of Directors, have full discretion to choose the elements of executive compensation that the Executives will be paid or will be eligible to earn each year and to adjust the proportion of total compensation opportunity that each element provides. Company performance, market data, individual performance, executive succession, retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to change compensation materially.

Peer Group and Market Data

Annually we obtain an analysis of compensation market data to assist in setting pay opportunities for our Executives for the following year. Compensation of the Executives is compared to the pay opportunities provided to executives holding comparable positions at companies with which we compete for business and for talent. The companies used for this comparison are recommended by the Company and the Committee’s compensation consultant and approved by the Committee. The companies selected and shown below under the Industry Specific Peer Group heading consist of a group of public companies with revenues approximately one-half to double the revenues of the Company or its immediate competitors. The Industry Specific Peer Group had median revenues of approximately $5.9 billion for the twelve months ended March 31, 2017 and a median market cap of approximately $6.2 billion as of March 31, 2017 and served as the primary reference point for comparing the compensation paid to the Company’s President and CEO and Executive Vice President and Chief Financial Officer in 2018. The Survey Peer Group, comprised of a broader set of industrial companies, had median revenues of $6.0 billion for the twelve months ended March 31, 2017 and a median market cap of $8.8 billion as of March 31, 2017 and served in 2018 as the primary reference point for executive officers other than the President and CEO and Executive Vice President and Chief Financial Officer. Both peer groups are reviewed annually and updated, if necessary, to ensure their appropriateness given any market changes. The companies used to develop 2018 executive compensation are listed below.

Industry Specific Peer Group

AptarGroup, Inc.	Crown Holdings, Inc.	Sealed Air Corporation
Avery Dennison Corporation	Greif, Inc.	Silgan Holdings, Inc.
Ball Corporation	Owens-Illinois Inc.	Sonoco Products Company
Bemis Company, Inc.	Packaging Corporation of America	WestRock Company

Survey Peer Group

Air Products and Chemicals, Inc.	Herman Miller, Inc.	Sonoco Products Company
Armstrong World Industries, Inc.	ITT Corporation	Steelcase, Inc.
Avery Dennison Corporation	Masco Corp.	TechnipFMC plc
Ball Corporation	Molson Coors Brewing Company	The Scott’s Miracle-Gro Company
Borg Warner Inc.	Newell Brands, Inc.	Tupperware Brands Corporation
Dover Corporation	Owens-Illinois Inc.	USG Corporation
Eastman Chemical Company	Packaging Corporation of America	Vulcan Materials Company
Ecolab Inc.	Rockwell Automation, Inc.	WestRock Company
Energizer Holdings, Inc.	Sealed Air Corporation

Role of the Compensation and Management Development Committee

The Committee is responsible for establishing the Company’s general compensation philosophy and working with management to develop all equity compensation plans or programs and other compensation programs in which the

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executive officers participate. The Committee works to ensure that the Company’s practices, policies and programs link pay to performance, encourage an appropriate degree of risk taking, are consistent with the Company’s talent objectives of attracting, retaining, rewarding and motivating key employees, and align the interests of key employees with those of stakeholders. Annually the Committee reviews the Company’s compensation programs and assesses whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company. In addition, annually the Committee reviews market data provided by the Committee’s compensation consultant, reviews and approves all of the compensation arrangements of the Company’s executive officers, and directs the Board’s process for evaluating the performance and compensation of the President and CEO. From time to time the Committee also reviews, evaluates and approves the Company’s health and welfare plan offerings and the Company’s retirement and savings plans to ensure their alignment with the market, effectiveness in attracting and retaining talent and cost effectiveness.

The Committee is also responsible for reviewing the Company’s integrated talent management processes to assess the success of these programs in facilitating the Company’s short and long-term objectives. The Committee directs the annual succession planning process for executive officers and facilitates the Board’s review and approval of the President and CEO’s succession plan. The Committee also annually reviews compliance with executive shareholding requirements and monitors any application of the Company’s clawback policy.

Role of Compensation Consultants

The Committee retained Meridian to act as the Committee’s independent advisor on executive compensation and benefits throughout 2018. The mandate of the compensation consultant is to work for the Committee in its review of executive compensation practices and programs, including assessing the overall competitiveness of pay levels and program design, and providing updates on market trends and technical considerations. The Committee instructed the compensation consultant to compile and provide data on both total pay and individual elements of compensation among companies in the peer groups, as well as trends in compensation practices that they observed within the peer groups and generally among public companies. The Committee does not rely on the compensation consultant to recommend specific levels of total pay or any specific element of compensation to our Executives; such recommendations are developed by management based on information provided by the compensation consultant and then presented to the Committee for consideration. The compensation consultant attended all of the six Committee meetings in 2018 at the Committee’s request and were available to provide information to the Committee as questions and issues arose. The Committee completes an assessment of the compensation consultant annually. The Committee determined that the compensation consultant is independent after consideration of the SEC’s independence factors.

Role of Executive Officers

The President and CEO and Executive Vice President, Human Resources recommend to the Committee the compensation program design and award amounts for the Executives (other than themselves). The Committee works with the compensation consultant to propose the compensation design and award amounts for the President and CEO.

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Pay and Performance

As noted above, target compensation for each of our Executives is established at the beginning of each year with reference to the 50th percentile of the relevant peer group. Each Executive’s actual compensation each year may be above or below the target level based on individual, business unit and overall Company performance, as well as changes in the price of the Company’s common stock. The chart below illustrates the relationship between the Top Five Compensation and the Company’s Adjusted EBITDA and also reflects the retirement of David Scheible as President and CEO and Mr. Doss’ promotion into that role as of January 1, 2016, which reduced aggregate compensation of our top five executives significantly in 2016 and 2017. The Company calculates Adjusted EBITDA for purposes of its incentive plans as consolidated net income before equity income of unconsolidated subsidiaries, interest expense, income tax expense, and depreciation and amortization, as adjusted for: expenses related to merger, acquisition and disposition activities; refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs; as well as other adjustments for restructuring or reorganization activities, all as approved by the Compensation and Management Development Committee (“Adjusted EBITDA”). Adjusted EBITDA is used by the Company as a performance measure for both the short-term cash incentive program and the long-term equity incentive program.

Top Five Compensation v. Adjusted EBITDA Performance*

*

For comparability purposes, Mr. David W. Scheible’s compensation is not included in the Top Five Compensation for 2016 and Mr. Alan R. Nichols’ compensation is not included in the Top Five Compensation for 2018 in this chart because each appears as a sixth officer in the Summary Compensation Table for that year in the Company’s Proxy Statement for the 2017 and 2019 Annual Meeting of Stockholders, respectively.

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Key Compensation Practices

Below are certain of the Company’s executive compensation practices that we believe are instrumental in achieving the Company’s compensation goals of attracting, retaining, motivating and rewarding key members of management, while mitigating risk and maintaining sound compensation practices.

What we do:	What we don’t do:

✓  Maintain a compensation mix that encourages employees to focus on achieving Company-wide profitability and strategic goals over both the short and long term

✓  Structure the majority of compensation paid to Executives as performance-based compensation

✓  Regularly benchmark compensation with reference to the 50th percentile of peer group companies with which we may compete for talent

✓  Establish payout caps on short-term and long-term incentive compensation awards

✓  Retain an independent compensation consultant that is engaged by and reports directly to the Committee

✓  Subject short-term and long-term incentive compensation awards to clawback provisions in the event of misconduct resulting in a restatement

✓  Require executive officers and members of the Board to maintain minimum equity ownership levels

✓  Review the Company’s compensation plans and practices annually to ensure that they do not encourage excessive risk taking

×   Permit hedging, pledging or short-sale transactions by our employees or members of our Board of Directors

×   Pay dividends on unvested equity-based incentive awards

×   Pay tax gross ups on change of control severance benefits

×   Provide excessive perquisites to our Executives

Overview of Executive Compensation Components

The Committee evaluates the alignment between compensation philosophy, plan design and achievement of short and long-term results to determine the components of our Executives’ compensation program. Our 2018 executive compensation program consisted of the following compensation elements:

•	Base salary;

•	Short-term cash incentive;

•	Long-term incentives, consisting of service-based restricted stock units (“Service RSUs”) and performance-based restricted stock units (“Performance RSUs”);

•	Health and welfare benefits, including executive physicals;

•	Retirement benefits; and

•	Termination pay.

Each of these elements is discussed below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

Philosophy. The purpose of base salaries is to compensate our Executives for their role and level of responsibility within the Company. Increases in base salary also serve to reward performance and recognize significant increases in the scope of an Executive’s position and responsibilities. Our philosophy is to set salaries for our Executives at approximately

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the 50th percentile of the relevant peer group’s salaries for executives with similar positions and responsibilities. Changes to base salaries occur in connection with changes in position and on a periodic basis that is generally twelve months after the most recent adjustment for the Executive. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by considering achievement against each Executive’s specific performance goals established at the beginning of each year. Generally, such individual performance goals are established to support the financial and operational goals established by the Board for the Company, and may include earnings before income taxes, depreciation, amortization and other non-cash charges, debt reduction, new product innovation targets, business unit revenue, profitability and cost-saving goals and certain more subjective goals such as talent development, cultural initiatives, compliance and management effectiveness.

In 2018, the Committee approved base salary increases for the Executives ranging from 4.0% to 15.0%. Such increases were based upon each Executive’s performance, scope of position and market data for executives with similar positions and responsibilities and reflect the significantly larger scope of certain positions as a result of the combination with the North America Consumer Packaging business of International Paper Company. Such increases became effective as of January 1, 2018.

Short-Term Cash Incentive

The Company provides a short-term cash incentive opportunity under the Management Incentive Plan (“MIP”). The purpose of the MIP is to provide a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals. For 2018, the financial measures used to set such financial goals or targets were Adjusted EBITDA and Cash Flow Before Debt Reduction. The Committee chose these financial metrics because they are well understood, objective targets and have a direct link to the Company’s business plan. The Company calculates Cash Flow Before Debt Reduction as the year-over-year change in net debt, as adjusted for merger, acquisition, disposition, share repurchase, dividend and capital market activities, as well as other adjustments for restructuring or reorganization activities and other unusual items, all as specifically approved by the Compensation and Management Development Committee.

Target Opportunities. We set the MIP target percentage for each Executive at approximately the 50th percentile of relevant peer group companies. Adjustments to MIP target levels are made periodically, taking into consideration the relevant peer group, the CEO’s recommendations (for Executives other than himself) and input from the compensation consultant. The annual incentive target (as a percentage of salary) for each of the Executives for 2018 is set forth below:

Name	Incentive Target
Michael P. Doss	120%
Stephen R. Scherger	80%
Carla J. Chaney	65%
Alan R. Nichols	75%
Lauren S. Tashma	65%
Joseph P. Yost	75%

Performance Goals. We set performance goals for the MIP so that achievement of such goals at target supports our annual operating plan. The degree to which MIP pays out varies both up and down based on business performance. If the threshold performance goal of 85% of our Adjusted EBITDA goal is not met or the Company fails to meet any of its quarterly financial covenant measures during the year, no payout under the MIP is earned. Our performance goals for 2018 were Adjusted EBITDA of $965.0 million (weighted at 50% in the calculation) and Cash Flow Before Debt Reduction of $420.0 million (weighted at 50% in the calculation). Achieving these performance goals would present an opportunity for a MIP award at target. The payout for performance at 95% of our Adjusted EBITDA and 90% of Cash Flow Before Debt Reduction goals was set at 50% of the MIP target, and no payout would be earned for performance at or below 85% of our Adjusted EBITDA and Cash Flow Before Debt Reduction performance goals. The payout for performance at 105% or more of our Adjusted EBITDA and 110% of Cash Flow Before Debt Reduction goals (after appropriate accrual for the greater compensation expense) was set at a maximum of 200% of the MIP target.

Actual Short-Term Cash Incentive Payouts for 2018. Actual short-term cash incentive payouts for 2018 for the Executives are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The

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Company’s performance with respect to its Adjusted EBITDA and Cash Flow Before Debt Reduction performance goals, were achieved at 96.5% and 112.3% of target, respectively, resulting in a calculated MIP payout at 132.6% of target. However, because the cash flow performance related to a one-time gain on the sale of an asset, management recommended and the Committee and the Board of Directors exercised negative discretion to approve payouts under the MIP at up to 100% of the target level.

For more information on the 2018 annual incentive opportunities for the Executives, refer to the “Grants of Plan-Based Awards” table in this Proxy Statement. The column titled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” provides the estimated payouts for the Executives at threshold, target and maximum performance levels for 2018.

Long-Term Incentives

The Company’s long-term incentive program has two elements: Service RSUs and Performance RSUs. Service RSUs make up one-third of the total long-term incentive value that the Company grants to its Executives and Performance RSUs make up two-thirds of such total value. A greater proportion of Performance RSUs is consistent with the Company’s desire to tie a larger percentage of the Executives’ compensation to Company performance. Both Service RSU and Performance RSU grants are intended to retain Executives during a multi-year vesting period, align the long-term interests of Executives with our stockholders and promote equity ownership.

Service RSUs represent the right to receive one share of the Company’s common stock for each vested Service RSU granted. The Performance RSUs represent the right to earn from 0% to 200% of the target award based upon the Company’s achievement of specific performance goals established for a three-year performance period. Service RSUs and Performance RSUs are payable solely in shares of the Company’s common stock.

Service RSUs and Performance RSUs granted under the long-term incentive program generally vest in full on the third anniversary of the date of grant (assuming the Executive has continued in his or her employment by the Company through such date). Upon death, disability, retirement (as defined in the grant agreement) or involuntary termination without cause, a proportion of the RSUs vests. In the event of a change of control (as defined in the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan (the “2014 Plan”)), all Service RSUs and earned Performance RSUs vest in full. The number of Performance RSUs considered earned in the event of a change of control is determined based on assumed target performance for the performance period.

Payout of 2015 Grants. In January 2018, the Committee approved the payout of the Performance RSUs granted in 2015 at 42.0% of target, based the achievement of the performance goals for the three-year performance period. For the three-year performance period ending on December 31, 2017, the performance goals were aggregate Adjusted EBITDA of $2,370.0 million and Return on Invested Capital of 12.60%.

2018 Grants. In February 2018, the Company granted both Service RSUs and Performance RSUs to each Executive, under the long-term incentive program. For Executives, the total number of RSUs granted was set based on a value delivered as a percentage of salary formula, with the percentage established based on a review of responsibilities, market data and internal equity considerations. The target value of RSUs granted under the long-term incentive program (as a percentage of salary) during 2018 for each of our Executives is set forth below:

Michael P. Doss	460%
Stephen R. Scherger	215%
Carla J. Chaney	155%
Alan R. Nichols	185%
Lauren S. Tashma	155%
Joseph P. Yost	185%

In addition, as an incentive to make the integration of the combination with International Paper Company’s North America Consumer Packaging business successful, each Executive received a 15% higher grant of Performance RSUs. Mr. Scherger, Ms. Tashma and Mr. Yost received one-time increases in their aggregate RSU grants of 5%,10% and 5%, respectively, to promote retention.

For the Performance RSUs granted in 2018, the performance goals are achievement of a preset aggregate Adjusted EBITDA amount and a preset return on invested capital percentage. The Adjusted EBITDA goal is weighted in the

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calculation of the Company’s annual achievement at 60% and the return on invested capital percentage goal is weighted in the calculating the Company’s annual achievement at 40%. The Committee weighted the Adjusted EBITDA goal slightly more than in prior years to reflect the priority placed on meeting earnings commitments. Total payout is also subject to a relative total stockholder return (“TSR”) modifier, which can modify payouts earned up or down by up to 20% (subject to the 200% of target cap). This payout modifier was added to measure the Company’s stock performance against other similar companies and to more closely align management and stockholders’ interests.

Health and Welfare Benefit Plans

The Company provides the Executives and other employees with health and welfare benefits comparable to those they would receive at other companies and that are necessary for the Company to remain competitive in the marketplace for high-performing talent. Executives participate in employee benefit plans available to all salaried employees, including medical, dental, vision, accidental death and dismemberment, business travel accident, prescription drug, life and disability insurance. Senior executives of the Company, including the Executives, are eligible for an executive physical benefit in which the Company pays for an annual physical exam through a specified provider under the Company’s medical plan. Continuation of health and welfare benefits for a limited time may occur as part of severance upon certain terminations of employment.

Perquisites

The Company generally does not provide significant perquisites to its Executives, other than Company-requested international assignment and relocation benefits and tax gross-ups with respect thereto and executive physicals.

Retirement Benefits

The Company maintains qualified defined benefit and defined contribution retirement plans for our employees in which certain of the Executives participate. These plans provide retirement benefits to retain eligible employees and Executives and encourage and reward tenure with the Company. In addition to the qualified defined benefit and defined contribution plans, the Company maintains non-qualified defined benefit and defined contribution plans in which certain of the Executives also participate. The qualified benefit plans have a maximum compensation limit and a maximum annual benefit limit, which restrict the benefit to participants whose compensation exceeds these limits. To provide retirement benefits commensurate with pay levels, the non-qualified plans provide benefits to key salaried employees, including the Executives, using substantially the same formula for calculating benefits as used in the qualified plans, but on compensation in excess of the compensation limitation and maximum annual benefit.

Qualified and Non-Qualified Defined Benefit Plans. Executives and other employees hired before January 1, 2008, participate in either the Riverwood International Employees Retirement Plan or the Graphic Packaging Retirement Plan and the Graphic Packaging Excess Benefit Plan (together, the “Pension Plans”). As of June 30, 2011, the Company froze the Pension Plans and no longer makes pension contributions for future service on behalf of any employees who were not at least 50 years old with five years of completed service to the Company as of such date. As a result, the Company no longer makes pension contributions on behalf of any of the Executives, although Messrs. Doss and Yost have frozen benefits thereunder.

The Executives who participate in the Pension Plans also participate in either the Riverwood International Supplemental Retirement Plan or the Graphic Packaging Supplemental Retirement Plan (together, the “Supplemental Plans”). Mr. Doss participated in the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Plan until January 1, 2005, the date he transferred into the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. The Supplemental Plans provide a benefit based upon compensation that exceeds the limits set by the IRS for the Pension Plans and makes total retirement benefits under the Company’s defined benefit plans for the Executives commensurate with those available to other employees as a percent of pay. When the Company froze the Pension Plans, it also froze the Supplemental Plans for those employees who were not at least 50 years old with five years of completed service to the Company as of such date, so the Company no longer makes contributions to the Supplemental Plans on behalf of any of the Executives, although Messrs. Doss and Yost have frozen benefits thereunder.

Qualified and Non-Qualified Defined Contribution Plans. Executives and all other non-union employees who meet certain service requirements are eligible to participate in the Graphic Packaging International, LLC Savings Plan (the “401(k) Plan”), which is a qualified defined contribution plan under the rules of the Internal Revenue Service (“IRS”). Employees who choose to contribute to the 401(k) Plan receive matching contributions from the Company equal to 100% of

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the first four percent (4%) of employee contributions and 50% of the next three percent (3%) of employee contributions. Employees hired on or after January 1, 2008 are eligible for an annual supplemental contribution by the Company to their 401(k) Plan account equal to 3% of eligible earnings.

In 2011, the Company implemented a deferred compensation and 401(k) restoration plan that permits Executives and other eligible senior employees to contribute to and receive contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. This plan, the Graphic Packaging International, LLC Non-Qualified Deferred Compensation Plan (the “NQDCP”), permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The plan offers investment options that generally mirror those available under the Company’s 401(k) Plan. Annually, the Company makes a 401(k) restoration matching contribution on behalf of those participants who do not participate in or receive future service accruals under the Company’s Pension Plans equal to a percentage of their annual deferral amount divided by compensation over the annual IRS limit, up to a maximum of 5.5%. The Company also makes a supplemental contribution equal to 3% of eligible pay over the annual IRS limit for those Executives and senior executives of the Company who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans and who have met the one year of service eligibility requirement. The NQDCP also provides an employer contribution equal to 3% of total pay for eligible senior executives (including all of the Executives) who do not receive contributions to one of the Company’s Pension Plans.

Employment Agreements and Potential Payments on Termination

Executive officers serving prior to January 2014 (Messrs. Doss, Scherger, Nichols and Yost and Ms. Chaney) have employment agreements with generally uniform provisions, including non-competition and non-solicitation covenants as well as claims releases and severance provisions. The employment agreements specify position, base salary and aggregate annual bonus opportunity (as a percentage of base salary) for each Executive at the time the Agreement was entered into, as well as severance arrangements under different circumstances. Executives may receive severance benefits if they are terminated involuntarily or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the agreements was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes material reduction in position, responsibilities or duties, failure by the Company to obtain the assumption of the agreement by a successor company, reduction in base salary (unless the reduction does not exceed 10% and is applied uniformly to all similarly situated executives), breach of agreement or mandatory relocation (other than in connection with promotion) of more than 50 miles.

For Mr. Doss, the severance benefit is an amount equal to one year’s base salary, his target bonus for the year in which termination occurs and his actual bonus based on the plan targets, prorated for the number of days Mr. Doss is employed during the year in which termination occurs. For Messrs. Scherger, Nichols and Yost and Ms. Chaney, the severance benefit is one times base salary. Executives also receive health and welfare benefits for one year after termination and a pro-rata bonus payout. Mr. Doss also vests in any unvested equity awards on the date of his termination as if he were retirement eligible (daily pro-rata vesting) without regard to his actual age or years of service on the date of termination. In addition, if an Executive is separated from service without cause or for Good Reason within one year of a change in control, the Executive receives (i) an additional 1/2 year of base salary (one year for Mr. Doss) and (ii) instead of the pro-rata bonus, a bonus equal to the Executive’s target level bonus for the year in which the separation occurs (assuming that all performance targets had been achieved) multiplied by 1.5 (multiplied by 2 for Mr. Doss). All benefit payments under the employment agreements are conditioned upon the Executive executing and returning a claims release to the Company.

Executives who do not have employment agreements are eligible to participate in the Graphic Packaging International, LLC Executive Severance Plan. Similar to the provisions in the employment agreements, the Executive Severance Plan provides severance benefits equal to one year’s base salary and a pro-rata bonus if the Executive is terminated involuntarily without cause or terminates his or her employment for Good Reason. If such a termination occurs within one year after a change in control, Executives receive an additional one-half year’s base salary and an amount equal to his or her bonus at target level as if he or she had been employed for the entire year multiplied by 1.5. Payments under the Executive Severance Plan are conditioned upon the participant executing a release that includes a general release of claims against the Company and an agreement to certain confidentiality, non-competition and non-solicitation of employee and customer provisions.

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In addition to the change in control provisions in the employment agreements and the Executive Severance Plan, the award agreements for Service RSUs and Performance RSUs provide for accelerated vesting and payout in the event of a change in control. A “change-in-control” means any of the following events:

•

The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power or outstanding shares of common stock of the Company entitled to vote generally in the election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or is such acquisition is by any employee benefit plan or related trust;

•

Individuals of the incumbent Board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) do not constitute at least a majority of the Board;

•

Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing such reorganization, merger or consolidation;

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The forgoing events were chosen to trigger the vesting and payout of RSUs because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management who receive RSUs.

Policies Applicable to Executive Officers

Clawback Policy

The Company has a clawback policy that calls for the recoupment of any equity-based award or short-term incentive compensation under the MIP given to a current or former employee in the event of a restatement of the Company’s reported financial results. If the Company is required to prepare an accounting restatement due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and the employee (i) is determined by the Committee to have knowingly or grossly negligently engaged in misconduct, or knowingly or grossly failed to prevent misconduct, or (ii) if the employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any other regulation, the employee must reimburse the Company the amount of any payment in settlement of any award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines that apply to the non-management members of our Board of Directors and our executive officers (including the Executives). The guidelines require such persons to maintain ownership of the Company’s common stock having a value equal or greater than:

•	3x the annual cash retainer paid to the non-management members of the Board of Directors

•	5x the base salary paid to the President and CEO

•	3x the base salary for the Executive Vice Presidents

Shares owned by a Director or executive officer and unvested Service RSUs count toward satisfaction of the stock ownership guidelines. Unvested Performance RSUs do not count toward satisfaction of the stock ownership guidelines.

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Directors and executive officers are expected to achieve their applicable ownership levels within five years of becoming subject to the guidelines. All of the Company’s non-management Directors and Executives are in compliance with the guidelines.

Timing of Compensation

Base salary adjustments, annual incentive payments and annual RSU grants are generally approved at the first or second Committee meeting and first Board meeting of the year. Our policy is that for awards of equity compensation, the date of grant is no earlier than the date upon which the grant is approved by the Committee or the Board, as appropriate.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the Annual Meeting of Stockholders on May 23, 2018, 93.3% of the shares represented and entitled to vote at the Annual Meeting were voted to approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the 2018 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our Named Executive Officers and the Company’s overall pay practices enjoy strong stockholder support. Going forward, future advisory votes on executive compensation, including the vote on the executive compensation described in this Proxy Statement will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the Annual Meeting of Stockholders on May 24, 2017, our stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board has implemented an advisory vote on executive compensation once every year. The next required vote on the frequency of stockholder votes will occur at the 2023 Annual Meeting of Stockholders.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid to or earned by the Company’s Principal Executive Officer (Mr. Doss), Principal Financial Officer (Mr. Scherger), the Company’s three other most highly paid executive officers who were serving as executive officers on December 31, 2018, and one additional person who would have been one of the three most highly paid executive officers but was not serving in such capacity at year-end (Mr. Nichols) (collectively, the “Named Executive Officers”) for each of the three fiscal years ended December 31, 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Michael P. Doss President and Chief Executive Officer (Principal Executive Officer)	2018	1,025,000	4,832,930	1,230,000	–	176,340(3)	7,264,270
	2017	927,000	4,180,965	509,850	200,164	158,261	5,976,240
	2016	900,000	3,666,438	544,500	110,215	169,188	5,390,341

Stephen R. Scherger Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2018	630,000	1,451,491	504,000	–	95,416(4)	2,680,907
	2017	571,568	1,304,112	200,049	–	78,870	2,154,600
	2016	552,240	1,209,229	212,612	–	96,355	2,070,436

Carla J. Chaney Executive Vice President, Human Resources	2018	426,000	676,816	276,900	–	52,315(5)	1,432,031

Alan R. Nichols Retired Executive Vice President, Mills Division	2018	389,583	1,042,943	291,575	–	88,486(6)	1,812,587
	2017	510,211	1,001,683	178,574	–	70,758	1,761,226
	2016	474,900	856,246	190,711	–	82,324	1,604,181

Lauren S. Tashma Executive Vice President, General Counsel and Secretary	2018	490,000	849,266	318,500	–	72,288(7)	1,730,054
	2017	461,670	759,405	138,501	–	64,273	1,423,849

Joseph P. Yost Executive Vice President and President, Americas	2018	550,000	1,090,364	412,500	–	79,603(8)	2,132,467(9)
	2017	480,816	943,966	168,286	95,325	327,680	2,016,073
	2016	432,600	791,334	171,402	54,035	381,601	1,830,972

(1)

Amounts shown in this column represent the aggregate fair value of Service RSUs and Performance RSUs as of the date of grant, computed in accordance with FASB ASC Topic 718. The value of Performance RSUs assumes performance occurs at target level. The value of 2018 Stock Awards assuming payout of Performance RSUs at the maximum level is as follows: Mr. Doss: $8,195,933; Mr. Scherger: $2,459,594; Ms. Chaney: $1,147,775; Mr. Nichols: $1,768,682; Ms. Tashma: $1,438,077; and Mr. Yost: $1,847,656.

(2)

The amounts set forth in this column for Messrs. Doss and Yost for 2016 and 2017 reflect the aggregate increase in the present value of accumulated benefits under our Pension Plans during the respective year. The present value of Mr. Doss and Mr. Yost’s accumulated benefits under our Pension Plans decreased by $47,049 and $32,977, respectively, during 2018. Mr. Scherger, Ms. Chaney, Mr. Nichols and Ms. Tashma do not participate in the Company’s Pension Plans. None of the Named Executive Officers realized above market or preferential earnings on deferred compensation.

(3)

The amount shown for Mr. Doss includes: (i) $23,207 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $153,133 of Company matching and supplemental contributions to the NCDCP.

(4)

The amount shown for Mr. Scherger represents: (i) $23,335 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $72,081 of Company matching and supplemental contributions to the NQDCP.

(5)

The amount shown for Ms. Chaney includes: (i) $12,577 of Company matching and supplemental contributions to the Company’s 401 (k) Plan; and (ii) $39,738 of Company matching and supplemental contributions to the Company’s NQDCP.

(6)

The amount shown for Mr. Nichols includes: (i) $22,936 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $44,396 of Company matching and supplemental contributions to the NQDCP; and $21,154 of accrued vacation pay.

(7)

The amount shown for Ms. Tashma includes: (i) $23,385 of Company matching and supplemental contributions to the Company’s 401(k) Plans; (ii) $48,903 of Company matching and supplemental contributions to the Company’s NQDCP.

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(8)

The amount shown for Mr. Yost includes (i) $23,433 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $56,170 of Company matching and supplemental contributions to the Company’s NQDCP. The amount shown does not reflect a $117,916 tax equalization settlement payment to the Company related to Mr. Yost’s international assignment that ended in 2016.

(9)	The amount shown does not reflect a $117,916 tax equalization settlement payment to the Company related to Mr. Yost’s international assignment that ended in 2016.

Additional Information regarding the Summary Compensation Table

Salary. The amounts shown as salaries in the Summary Compensation Table for 2018 represent amounts actually paid during 2018 and may not be the same as current base salary levels. The salaries shown include amounts contributed to the Company’s NQDCP by the Executive.

Non-Equity Incentive Plan Compensation. The Company’s MIP is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year. The amounts shown in the Summary Compensation Table represent amounts earned in 2018 and paid during the first quarter of 2019.

Stock Awards. In 2018, the Compensation and Management Development Committee and the Board approved grants of RSUs under the 2014 Plan to our Named Executive Officers. These grants were made up of Service RSUs (1/3 of total grant) and Performance RSUs (2/3 of total grant). The number of shares paid out pursuant to the Performance RSUs is determined by the accomplishment of certain performance metrics established by the Board of Directors. Specifically, the performance metrics are Adjusted EBITDA for the three-year period ending December 31, 2020 (50% weight) and return on invested capital for the three-year period ending December 31, 2020 (50% weight). All of the RSUs vest on the third anniversary of the date of grant and are payable in shares of the Company’s common stock.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase (if any) in the present value of accumulated benefits under our Pension Plans and Supplemental Plans. None of the Named Executive Officers realized above-market or preferential earnings on deferred compensation.

CEO Pay Ratio Information

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated under the Exchange Act, the Company is required to determine and disclose the total annual compensation of the Company’s Principal Executive Officer (who is Michael P. Doss, the Company’s President and CEO) and the total annual compensation of the employee with the median of the total annual compensation of all employees of the Company (excluding Mr. Doss) and then express these amounts as a ratio.

To determine the employee with the median total annual compensation, the Company chose all cash compensation paid during 2018 to each of its domestic and international employees as of December 31, 2018 as its consistently applied compensation measure. The Company did not annualize salaries for those employees who started working for the Company during 2018 or those employees who were on leave for a portion of 2018. For those international employees paid in a different currency, the Company converted the total of all cash compensation paid to such employees to U.S. dollars, based on the exchange rate in effect on December 31, 2018. Using this methodology, the Company determined the median employee’s total annual compensation was $53,678. The total annual compensation of our President and CEO was $7,264,270. The ratio of the total annual compensation of our President and CEO to the median employee’s total annual compensation was 135:1.

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Compensation Matters

The following table sets forth information regarding the grants of annual cash incentive compensation and annual equity compensation during 2018 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2018

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
Michael P. Doss		0	1,230,000	2,460,000
	2/22/18				0	222,863	445,726		3,363,003
	2/22/18							96,897	1,469,927
Stephen R. Scherger		0	504,000	1,008,000
	2/22/18				0	66,806	133,612		1,008,103
	2/22/18							29,228	443,389
Carla J. Chaney		0	276,900	553,800
	2/22/18				0	31,210	62,420		470,959
	2/22/18							13,570	205,857
Alan R. Nichols		0	412,500	825,000
	2/22/18				0	48,094	96,188		725,738
	2/22/18							20,910	317,205
Lauren S. Tashma		0	318,500	637,000
	2/22/18				0	39,020	78,040		588,812
	2/22/18							17,169	260,454
Joseph P. Yost		0	412,500	825,000
	2/22/18				0	50,185	100,370		757,292
	2/22/18							21,956	333,073

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2018 under the MIP.

(2)

Amounts in this column represent the threshold number of Performance RSUs that will be paid out assuming Company performance occurs at less than 90% of the Adjusted EBITDA performance measure and less than 90% of the Return on Invested Capital performance measure under the 2018 long-term incentive program (the “2018 LTIP”).

(3)

Amounts in this column represent the number of Performance RSUs granted to each of the Named Executive Officers. This is the number of Performance RSUs that will be paid out assuming Company performance at the target levels under the 2018 LTIP.

(4)	Amounts in this column represent the maximum number of Performance RSUs that will be paid out to each of the Named Executive Officers under the 2018 LTIP, which is 200% of the target level grant.

(5)	Amounts in this column represent the number of Service RSUs granted to each of the Named Executive Officers under the 2018 LTIP.

(6)

Amounts in this column represent the aggregate grant date fair value of Performance RSUs and Service RSUs, computed in accordance with FASB ASC Topic 718. The value of the Performance RSUs assumes performance occurs at target level.

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Compensation Matters

The following table sets forth the aggregate outstanding RSUs held by the Named Executive Officers at the end of fiscal 2018. None of the Named Executive Officers held any stock options at the end of fiscal 2018.

Outstanding Equity Awards at 2018 Fiscal Year End

Name	Stock Awards
	Numbers of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael P. Doss	300,548(4)	3,197,831	630,468(4)	6,708,180
Stephen R. Scherger	94,549(5)	1,006,001	197,550(5)	2,101,932
Carla J. Chaney	48,031(6)	511,050	100,186(6)	1,065,979
Alan R. Nichols	36,821(7)	391,775	74,885(7)	796,776
Lauren S. Tashma	55,845(8)	594,191	116,431(8)	1,238,826
Joseph P. Yost	66,935(9)	712,188	140,210(9)	1,491,834

(1)	The numbers in this column represent the aggregate number of Service RSUs held by each of the Named Executive Officers as of December 31, 2018.

(2)	Amounts in this column are calculated based on the closing price of the Company’s common stock on December 31, 2018.

(3)	The numbers in this column represent the number of Performance RSUs held by each of the Named Executive Officers as of December 31, 2018.

(4)	Mr. Doss’ RSUs vest as follows: 302,013 on February 25, 2019; 309,243 on February 23, 2020; and 319,760 on February 22, 2021.

(5)	Mr. Scherger’s RSUs vest as follows: 99,607 on February 25, 2019; 96,458 on February 23, 2020; and 96,034 on February 22, 2021.

(6)	Ms. Chaney’s RSUs vest as follows: 53,631 on February 25, 2019; 49,806 on February 23, 2020; and 44,780 on February 22, 2021.

(7)	Mr. Nichols’ RSUs vest as follows: 60,160 on February 25, 2019; 38,566 on February 23, 2020; and 12,980 on February 22, 2021.

(8)	Ms. Tashma’s RSUs vest as follows: 59,918 on February 25, 2019; 56,169 on February 23, 2020; and 56,189 on February 22, 2021.

(9)	Mr. Yost’s RSUs vest as follows: 65,184 on February 25, 2019; 69,820 on February 23, 2020; and 72,141 on February 22, 2021.

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Compensation Matters

The following table sets forth information regarding RSUs held by the Named Executive Officers that vested and were paid out during 2018.

Option Exercises and Stock Vested

	Stock Awards(1)
Name	No. of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Michael P. Doss	86,066	1,338,326
Stephen R. Scherger	49,625	771,669
Carla J. Chaney	29,125	452,894
Alan R. Nichols	37,271	579,564
Lauren S. Tashma	31,550	490,603
Joseph P. Yost	23,845	370,790

(1)

Only Stock Awards are included in the table because none of the Named Executive Officers held or exercised any stock options during 2018. The numbers in this column show the aggregate number of Performance RSUs and Service RSUs vested and paid out during 2018.

(2)	Value realized represents the fair market value of the shares on the vesting date.

Pension Benefits at 2018 Fiscal Year End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Michael P. Doss(2)	Riverwood International Employees Retirement Plan	11	315,654	0
	Riverwood International Supplemental Retirement Plan	11	786,705	0
	GPIC Retirement Plan	5	129,432	0
	Graphic Packaging Supplemental Retirement Plan	5	10,948	0
Stephen R. Scherger	–	–	–	–
Carla J. Chaney	–	–	–	–
Alan R. Nichols	–	–	–	–
Lauren S. Tashma	–	–	–	–
Joseph P. Yost(2)	Riverwood International Employees Retirement Plan	11	293,063	0
	Riverwood International Supplemental Retirement Plan	11	285,839	0

(1)

The valuation method and assumptions used in calculating the present value of the accumulated benefits are set forth in Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

Mr. Doss was transferred to the Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan as of January 1, 2005. Benefit service was frozen on December 31, 2004 for both the GPIC Retirement Plan and the Graphic Packaging Supplemental Retirement Plan. Mr. Doss and Mr. Yost’s benefit service for the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan was frozen as of June 30, 2011. Effective January 1, 2017, the Riverwood International Employees Retirement Plan and the GPIC Retirement Plan were merged into the GPI US Consolidated Pension Plan.

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Additional Information regarding the Pension Benefits at 2018 Fiscal Year End Table

The Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan. All U.S. salaried employees hired prior to January 1, 2008, who satisfied the service eligibility criteria and who were not participants in the Graphic Packaging International Corporation Retirement Plan (the “GPIC Retirement Plan”) are participants in the Riverwood International Employees Retirement Plan (the “Employees Retirement Plan”). Pension benefits under this plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans. The Company also maintains the Riverwood International Supplemental Retirement Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Service benefits were frozen under the plan for all participants other than those who were 50 years old and had 5 years of service (the “Grandfathered Participants”) as of June 30, 2011. Benefits under the Riverwood International Supplemental Retirement Plan are not pre-funded; such benefits are paid by the Company.

Annual remuneration, defined as “Salary” in the Employees Retirement Plan, includes annual salary paid, amounts paid as bonuses under the annual incentive compensation plan and certain other bonus awards, but excludes payments in lieu of perquisites and payments under any equity incentive plan or long-term incentive plan.

As of December 31, 2017, Mr. Doss and Mr. Yost had the completed years of credited service set forth above in the Pension Benefit Table. Estimated benefits are not subject to a reduction to reflect the payment of Social Security benefits or other offset amounts. The years of service calculated for Mr. Doss include years of service credited under the GPIC Retirement Plan described below. Mr. Doss participated in the GPIC Retirement Plan until January 1, 2005 when he was transferred into the Employees Retirement Plan.

GPIC Retirement Plan. The Company’s U.S. salaried employees who (i) were previously employed by Graphic Packaging International Corporation (“GPIC”), (ii) satisfied the service eligibility criteria and (iii) did not participate in the Employees Retirement Plan participate in the GPIC Retirement Plan. Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintained the Graphic Packaging Supplemental Retirement Plan that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. None of the Company’s Named Executive Officers participated in the GPIC Retirement Plan during 2017.

The following table sets forth information regarding the Named Executive Officers’ participation in the Company’s NQDCP.

2018 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Michael P. Doss	107,493	153,133	68,728	–	1,443,889
Stephen R. Scherger	45,802	72,081	52,293	–	2,340,543
Carla J. Chaney	26,212	39,738	12,109	–	301,203
Alan R. Nichols	67,146	44,396	12,567	–	625,420
Lauren S. Tashma	35,685	48,903	3,621	–	329,965
Joseph P. Yost	24,914	56,170	33,233	–	586,622

(1)	These amounts were included as 2018 compensation in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)

These amounts, which were earned as of fiscal year end but not contributed until 2019, were included in compensation in the “All Other Compensation” column for 2018 in the Summary Compensation Table and are reflected in the “Aggregate Balance at Last FYE” column of this table.

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Compensation Matters

(3)	In previous years the amounts shown below have been included in the Company’s Summary Compensation Table as compensation to the following Named Executive Officers:

Michael P. Doss	$916,204
Stephen R. Scherger	$1,533,276
Carla J. Chaney	$–
Alan R. Nichols	$434,722
Lauren S. Tashma	$66,621
Joseph P. Yost	$160,789

Deferred Compensation. In 2011, the Company implemented the NQDCP, a nonqualified deferred compensation plan to which Executives and other eligible senior employees may defer a portion of their annual base salary and/or payment under the MIP, and to which the Company may also make additional contributions. Contributions to the NQDCP were first made during 2012. The NQDCP permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The NQDCP offers deemed investment options that generally mirror those available under the Company’s 401(k) Plan. The Company may, in its discretion, make contributions to the NQDCP, such as 401(k) restoration matching contributions and other supplemental contributions for Executives and eligible senior employees who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans. NQDCP distributions will be made or commence on the earlier of the six-month anniversary of a participant’s separation from service with the Company, a change in control of the Company or, if elected by the participant, on a specified date. Payment will be made in a lump sum or in annual installments (up to 10) as elected by the participant.

The following table provides information as of December 31, 2018, with respect to the Company’s compensation plan under which equity securities are authorized for issuance:

2018 Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)
Equity compensation plan approved by stockholders(1)	4,460,034(2)	N/A	10,775,507(3)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	4,460,034(2)	N/A	10,775,507(3)

(1)	The plan with outstanding awards thereunder is the 2014 Plan.

(2)	Includes no stock options and 4,460,034 RSUs. Does not include up to 2,745,432 additional shares that may be issued if the Performance RSUs are paid out at a level above target.

(3)

All of these securities are available for issuance under the 2014 Plan and may be granted as full-value awards. This number does not include up to 8,281,355 shares previously subject to awards under the 2004 Plan that ceased to be subject to such awards (other than by reason of settlement of the award in vested and non-forfeitable shares) and may subsequently be added to the shares available under the 2014 Plan. The number also does not reflect up to 2,745,432 additional shares that may be issued if Performance RSUs are paid out at a level above target.

Potential Payments Upon Termination

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment was terminated (i) because of death; (ii) because of disability; (iii) by the Company without cause or by the Named Executive Officer for Good Reason (as described in such Named Executive Officer’s employment agreement or, with respect to Ms. Tashma, the Executive

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Severance Plan); or (iv) by the Company without cause or by the Named Executive Officer for Good Reason within one year following a change in control of the Company, in each such case as of December 31, 2018, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions of employee contributions and Company matching contributions under the Company’s 401(k) Plans and any accrued untaken vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits table.

In the event that a Named Executive Officer is terminated for cause, no cash severance is payable and the Named Executive Officer forfeits all unvested equity awards. In addition, no continued welfare benefits or outplacement services are provided to the Named Executive Officer.

On September 15, 2018, Mr. Nichols retired from the Company. In consideration for Mr. Nichols agreeing to delay his retirement until September 15, 2018, the Company agreed to pay him an amount of severance equal to his base salary over a period of twelve months and a prorated award under the MIP, assuming payout at target. Mr. Nichols will also vest in the number of his Performance-Based RSUs and Service-Based RSUs equal to the product of the number of RSUs originally granted, multiplied by a fraction, the numerator of which is the number of days between the grant date and the date of retirement and the denominator of which is 1,095. Mr. Nichols vested in a total of 111,706 RSUs, all of which will be paid out in accordance with their terms three years from the date of grant. On the date of his retirement, such RSUs had a value based on the closing price of the Company’s common stock of $1,613,035. The Company will also pay to continue Mr. Nichols’ life, medical, dental and prescription drug benefits for period of one year from the date of retirement (at a cost of approximately $19,008), and may reimburse expenses incurred for outplacement services up to a maximum of $25,000.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events shown below, actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans and the executive’s age.

	Termination following Death(1)			Termination following Disability			Termination Without Cause or for Good Reason(2)			Termination following a Change in Control(2)
Name	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)
Michael P. Doss	2,767,557	6,052,721	8,820,278	2,682,140	4,208,468	6,890,608	4,937,140	6,052,721	10,989,861	7,192,140	9,906,010	17,098,150
Stephen R. Scherger	2,905,292	1,931,325	4,836,617	2,852,792	1,339,794	4,129,586	3,482,792	1,339,794	4,822,586	4,553,792	3,107,933	7,661,725
Carla J. Chaney	621,853	1,004,887	1,626,740	586,353	692,826	1,279,179	1,012,353	692,826	1,705,179	1,640,703	1,577,029	3,217,732
Lauren S. Tashma	697,548	1,144,805	1,842,353	656,715	794,578	1,451,293	1,139,173	794,578	1,933,751	1,867,815	1,833,017	3,700,832
Joseph P. Yost	1,053,206	1,336,050	2,389,257	1,007,373	928,708	1,936,081	1,557,373	928,708	2,486,081	2,451,123	2,204,023	4,655,146

(1)

In the event that the Named Executive Officer’s employment is terminated because of his retirement, such Named Executive Officer receives no cash severance and the same equity payout as if his employment had been terminated as a result of his death.

(2)

In addition to the amounts shown, each Named Executive Officer receives life, medical, dental and prescription drug benefits for one year following the date of termination, as well as outplacement and career counseling services with a cost up to $25,000. The maximum annual amount of such continued life, medical, dental and prescription drug benefits for each of the Named Executive Officers other than Mr. Nichols is:

Michael P. Doss	$27,743
Stephen R. Scherger	$17,959
Carla J. Chaney	$21,473
Lauren S. Tashma	$17,987
Joseph P. Yost	$25,392

2019 Proxy Statement	Page 39

Proposal 3—Advisory Vote on Executive Compensation (“say-on-pay”)

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement a non-binding stockholder vote on the executive compensation described in this Proxy Statement (commonly referred to as a “Say-on Pay” vote). The Company encourages stockholders to review the Compensation Discussion and Analysis and the additional executive compensation information contained in this Proxy Statement. The Board of Directors believes that the Company’s compensation program appropriately balances the need to incentivize our executives to achieve the Company’s objectives with responsible pay practices, thereby aligning the interests of our executives with those of our stockholders.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Compensation Matters,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement is hereby approved.

This vote is advisory and will not be binding upon the Board of Directors or the Compensation and Benefits Committee and neither the Board nor the Compensation and Benefits Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Benefits Committee will, however, carefully consider the outcome of this vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation.

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Additional Information

PROXY SOLICITATION AND HOUSEHOLDING

The Company will bear the entire cost of proxy solicitation, including the preparation, Internet posting, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to beneficial holders and obtaining their proxies.

Some banks, brokers or other nominee record holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and Annual Report may be sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary or by calling (770) 240-7200. Any stockholder who wants to receive separate copies of the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of March 15, 2019, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

Name	Number of Shares	Percentage
5% Stockholders:
American Century Companies, Inc.(1)	18,292,119	6.2%
Boston Partners(2)	26,739,242	9.0%
Canyon Capital Advisors LLC(3)	15,533,421	5.3%
Eminence Capital, LP(4)	16,171,951	5.5%
FMR LLC(5)	22,209,385	7.5%
The Vanguard Group(6)	27,764,279	9.4%
Directors and Named Executive Officers:
Laurie Brlas	–	*
David D. Campbell	75,641(7)	*
Paul D. Carrico	29,758	*
Michael P. Doss	944,938	*
Robert A. Hagemann	65,329	*
Philip R. Martens	38,329	*
Dean R. Scarborough	–	*
Larry M. Venturelli	47,993	*
Lynn A. Wentworth	95,516	*
Stephen R. Scherger	292,476	*
Carla J. Chaney	93,109	*
Alan R. Nichols	43,335	*
Lauren S. Tashma	60,236	*
Joseph P. Yost	329,154	*
All Directors and executive officers as a group (16 persons)	2,122,598	*

2019 Proxy Statement	Page 41

Additional Information

(1)

Pursuant to a Schedule 13G filed with the SEC on February 11, 2019, as of December 31, 2018, American Century Companies, Inc. may be deemed to beneficially own 18,292,119 shares of the Company’s common stock. American Century Companies, Inc. has sole voting power with respect to 17,722,106 of such shares and sole dispositive power over all of such shares. The business address of American Century Companies, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(2)

Pursuant to Amendment No. 7 to a Schedule 13G filed with the SEC on February 8, 2019, as of December 31, 2018, Boston Partners may be deemed to beneficially own 26,739,242 shares of the Company’s common stock. Boston Partners shares voting power with respect to 64,409 of such shares. The business address of Boston Partners is One Beacon Street, Boston, MA 02108.

(3)

Pursuant to a Schedule 13G filed with the SEC on February 14, 2019, as of December 31, 2018, Canyon Capital Advisors LLC may be deemed to beneficially own 15,533,421 shares of the Company’s common stock. Canyon Capital Advisors LLC has sole voting and dispositive power with respect to such shares. The business address of Canyon Capital Advisors LLC is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(4)

Pursuant to a Schedule 13G filed with the SEC on February 11, 2019, as of January 30, 2019, Eminence Capital, LP may be deemed to beneficially own 16,171,951 shares of the Company’s common stock. Eminence Capital, LP shares voting and dispositive power with respect to all of such shares. The business address of Eminence Capital, LP is 399 Park Avenue, 25th Floor, New York, NY 10022.

(5)

Pursuant to Amendment No. 4 to a Schedule 13G filed with the SEC on February 13, 2019, as of December 31, 2018, FMR LLC may be deemed to beneficially own 22,209,385 shares of the Company’s common stock. The business address of FMR LLC is 245 Summer Street, Boston, MA, 02210.

(6)

Pursuant to Amendment No. 4 to a Schedule 13G filed with the SEC on February 11, 2019, as of December 31, 2018, The Vanguard Group may be deemed to beneficially own 27,764,279 shares of the Company’s common stock. The Vanguard Group shares voting power with respect to 38,100 of such shares and shares dispositive power with respect to 159,731 of such shares. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)	Includes 8,500 shares held by Mr. Campbell’s wife’s trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to or filed by the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2018 and Forms 5 and amendments thereto furnished to the Company with respect to 2018, and written representations from the Company’s reporting persons, the Company believes that its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons, except that Mr. Michael J. Farrell’s Form 3 was filed late.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If you intend to present a proposal at the 2020 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Corporate Secretary must receive this proposal no later than November 29, 2019. If you want to present a proposal at the 2020 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 23, 2020, and not later than February 22, 2020. However, if the date of the 2020 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2019 Annual Meeting, then such proposal must be submitted by the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•

as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•

as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

Page 42	2019 Proxy Statement

Additional Information

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

•	the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

•

a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

By order of the Board of Directors,

Lauren S. Tashma

Executive Vice President, General Counsel

and Secretary

Atlanta, Georgia

March 28, 2019

2019 Proxy Statement	Page 43

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS GRAPHIC PACKAGING HOLDING COMPANY 1500 Riveredge Parkway If you would like to reduce the costs incurred by Graphic Packaging Holding Suite 100 Company for mailing proxy materials, you can consent to receiving all future proxy Atlanta, GA 30328 statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below.    0 0 0 1. Election of Directors    Nominees 01 Laurie Brlas 02 David D. Campbell 03 Robert A. Hagemann The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting    0 0 0    firm. 3. Approval of compensation paid to Named Executive Officers (Say-on-Pay).    0 0 0 NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is given, this proxy will be voted FOR all nominees in item 1 and FOR the proposals in items 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. For address change/comments, mark here.                0 (see reverse for instructions) Yes No R1.0.1.18 Please indicate if you plan to attend this meeting    0 0 1                _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000409700 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report (including Form 10-K) is/are available at www.proxyvote.com . GRAPHIC PACKAGING HOLDING COMPANY This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 22, 2019 The undersigned stockholder(s) hereby appoint(s) Lauren S. Tashma and Stephen R. Scherger, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GRAPHIC PACKAGING HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 a.m., Eastern Time on May 22, 2019, at Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, and any adjournment or postponement thereof. If such undersigned stockholder(s) hold(s) shares of GRAPHIC PACKAGING HOLDING COMPANY in a 401(k) Plan, such stockholder(s) hereby authorize(s) and direct(s) the trustee of such 401(k) Plan to vote all shares in the undersigned stockholder(s) account under the 401(k) Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 2 AND 3. IF SHARES ARE HELD IN A 401(K) PLAN AND NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL NOT VOTE THE SHARES CREDITED TO YOUR ACCOUNT. Address change/comments:    R1.0.1.18 _ 2 0000409700 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED REPLY ENVELOPE